UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2004

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 1.02. Termination of a Material Definitive Agreement.

     On October 5, 2004, Universal Technical Institute, Inc. (the “Company”), a Delaware corporation, announced that it terminated its $30.0 million credit facility (the “Credit Facility”), effective September 30, 2004. The Credit Facility was terminated in anticipation of the Company entering into a lower cost credit facility with a new lender. The Company’s press release relating to the termination of the credit facility is filed as an exhibit to this report and incorporated herein by this reference.

     Lenders under the Credit Facility included Anatares Capital Corporation, JP Morgan Chase Bank, The Royal Bank of Scotland PLC, and Heller Financial, Inc. as lender and agent for the other lenders. The Credit Facility had a maturity date of March 31, 2007 and was collateralized by a security interest in substantially all of the Company’s assets. At the time of termination, the Company provided cash collateral of $10,395,000 which represents 105% of the $9,900,000 issued and outstanding letter of credit which had previously been issued under the Credit Facility for the benefit of the Department of Education. The letter of credit is scheduled to expire on November 9, 2004.

     At the time of termination, the Company had no outstanding borrowings under the Credit Facility and was in compliance with its covenant requirements. As a result of its early termination, the Company recorded a charge of approximately $400,000 related to the write off of unamortized deferred financing costs, prepaid loan administration fees and legal costs.

     At the time of termination, borrowings under the Credit Facility bore interest based upon LIBOR plus 1.75% to 2.75% or, at the Company’s option, the prime rate plus 1.25% to 2.25%, in each case depending on our leverage ratio during the applicable interest period. In addition to paying interest on outstanding principal under the revolving Credit Facility, we were required to pay a risk participation fee equal to 2.50% per year on the amount of letters of credit issued under the Credit Facility and an unused facility fee ranging from 0.375% to 0.75% per annum based on the amount of the unused facility. The Credit Facility also contained certain restrictive covenants, including but not limited to maintenance of certain financial ratios and restrictions on capital expenditures, indebtedness, contingent obligations, investments and certain payments.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Exhibit Title or Description
99.01	Press release entitled “Universal Technical Institute, Inc. to Arrange New $30 Million Credit Facility: Annual Savings of Approximately $400,000 Expected,” dated October 5, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.
Date: October 5, 2004	/s/ Chad A. Freed
	Name:	Chad A. Freed
	Title:	Vice President and Corporate Counsel

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